      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 21, 2003

                                                     REGISTRATION NO. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ----------------------

                           PEABODY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                     13-4004153
 (State or other jurisdiction of         (I.R.S. Employer Identification Number)
 incorporation or organization)

          701 MARKET STREET
          ST. LOUIS, MISSOURI                            63101-1826
(Address of principal executive offices)                 (Zip Code)

                             ----------------------

              1998 STOCK PURCHASE AND OPTION PLAN FOR KEY EMPLOYEES
                          OF PEABODY ENERGY CORPORATION
                            (Full title of the Plan)

                            JEFFERY L. KLINGER, ESQ.
                           PEABODY ENERGY CORPORATION
                                701 MARKET STREET
                         ST. LOUIS, MISSOURI 63101-1826
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (314) 342-3400

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
 Title of Securities to     Amount to be         Proposed Maximum           Proposed Maximum       Amount of Registration
           be                Registered         Offering Price Per         Aggregate Offering               Fee
       Registered                                    Share(1)                   Price(1)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01
   par value . . . .      5,261,073 shares            $30.31                  $159,463,123                $12,901
---------------------------------------------------------------------------------------------------------------------------
Preferred Stock
   Purchase Rights(2)     5,261,073 shares            $30.31                  $159,463,123                $12,901
===========================================================================================================================

(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h)(1), based upon the average of the high and low sale prices of the common stock, $0.01 par value, of the Registrant, as reported on the New York Stock Exchange on May 19, 2003.

(2) The preferred stock purchase rights initially will trade together with the common stock. The value attributable to the preferred stock purchase rights, if any, is reflected in the offering price of the common stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the plan described herein.

         The undersigned Registrant and the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation hereby file this Registration Statement on Form S-8 to register 5,261,073 shares of Peabody Energy Corporation common stock, $0.01 par value per share, and the related preferred share purchase rights, for issuance to participants under the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation.

                                     PART II

               INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

         (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 7, 2003;

         (ii) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the SEC on May 13, 2003;

         (iii) the Registrant's Current Reports on Form 8-K filed with the SEC on January 17, 2003, February 27, 2003, March 10, 2003, March 17, 2003, April 10, 2003 and May 5, 2003;

         (iv) the Registrant's Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2003; and

         (v) the description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form S-3, filed with the SEC on January 15, 2003, and any amendment or report filed for the purposes of updating such description.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statements contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    Where any document or part thereof is incorporated by reference in this Registration Statement, the Registrant will provide without charge to each person to whom a Prospectus with respect to the Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in this Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Jeffery L. Klinger, esq. is also an executive officer of the Registrant and is an owner of the Registrant's common stock in an amount in excess of $50,000.

Item 6.  Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law provides that, among other things, a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation, a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Article Sixth of the Registrant's third amended and restated certificate of incorporation and Article IV of the Registrant's amended and restated by-laws require indemnification to the fullest extent permitted by Delaware law. The Registrant has also obtained officers' and directors' liability insurance which insures against liabilities that officers and directors of the Registrant, in such capacities, may incur. The Registrant's amended and restated certificate of incorporation requires the advancement of expenses incurred by officers or directors in relation to any action, suit or proceeding.

    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law (certain illegal distributions) or (iv) for any breach of a director's duty of loyalty to the corporation or its stockholders. Article Sixth of the Registrant's third amended and restated certificate of incorporation includes such a provision.

    In connection with the Registrant's existing indemnification procedures and policies and the rights provided for by its third amended and restated certificate of incorporation and amended and restated by-laws, the Registrant has executed indemnification agreements with its directors and certain senior executive officers. Pursuant to those agreements, to the fullest extent permitted by the laws of the State of Delaware, the Registrant has agreed to indemnify those persons against any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the indemnified person is or was or has agreed to serve at the request of the Registrant as a director, officer, employee or agent of the Registrant, or while serving as a director or officer of the Registrant, is or was serving or has agreed to serve at the request of the Registrant as a director, officer, employee or agent (which, for purposes of the indemnification agreements, includes a trustee, partner, manager or a position of similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The indemnification provided by these agreements is from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified person or on his or her behalf in connection with the action, suit or proceeding and any appeal therefrom, but shall only be provided if the indemnified person acted in good faith and in a manner the indemnified person reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action, suit or proceeding, had no reasonable cause to believe the indemnified person's conduct was unlawful.

Item 7.  Exemption From Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    See Exhibit Index on page 8 hereof.

Item 9.  Undertakings.

    (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts
                  or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, as of the 21st day of May, 2003.

                                                     PEABODY ENERGY CORPORATION

                                                     By /s/ Irl F. Engelhardt
                                                        ------------------------
                                                        Irl F. Engelhardt
                                                        Chief Executive Officer

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Irl F. Engelhardt, Richard A. Navarre and Jeffery L. Klinger, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 with respect to the 1998 Stock Purchase and Option Plan for Key Employees of Peabody Energy Corporation, and to file the same, with exhibits and any and all other documents filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                                TITLE                                  DATE
---------                                                -----                                  ----
 /s/ Irl F. Engelhardt                    Chairman, Chief Executive Officer                 May 21, 2003
---------------------------------                   and Director
Irl F. Engelhardt                            (PRINCIPAL EXECUTIVE OFFICER)

 /s/ Richard A. Navarre                   Executive Vice President and Chief                May 21, 2003
---------------------------------                 Financial Officer
Richard A. Navarre                        (PRINCIPAL FINANCIAL OFFICER AND
                                            PRINCIPAL ACCOUNTING OFFICER)

 /s/ Bernard J. Duroc-Danner                           Director                             May 21, 2003
---------------------------------
Bernard J. Duroc-Danner

 /s/ Roger H. Goodspeed                                Director                             May 21, 2003
---------------------------------
Roger H. Goodspeed

SIGNATURE                                               TITLE                                   DATE
---------                                               -----                                   ----
 /s/ William E. James                                  Director                             May 21, 2003
---------------------------------
William E. James

 /s/ Robert B. Karn III                                Director                             May 21, 2003
---------------------------------
Robert B. Karn III

 /s/ Henry E. Lentz                                    Director                             May 21, 2003
---------------------------------
Henry E. Lentz

 /s/ William C. Rusnack                                Director                             May 21, 2003
---------------------------------
William C. Rusnack

 /s/ Blanche M. Touhill                                Director                             May 21, 2003
---------------------------------
Blanche M. Touhill

 /s/ Sandra Van Trease                                 Director                             May 21, 2003
---------------------------------
Sandra Van Trease

 /s/ Alan H. Washkowitz                                Director                             May 21, 2003
---------------------------------
Alan H. Washkowitz

                                  EXHIBIT INDEX

     EXHIBIT NO.

         4.1 Third Amended and Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Form S-1 Registration Statement No. 333-55412).

         4.2 Amended and Restated By-Laws of the Registrant (Incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002).

         4.3 Certificate of Designations of Series A Junior Participating Preferred Stock of the Registrant, filed with the Secretary of State of the State of Delaware on July 24, 2002 (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-A, filed on July 24, 2002).

         4.4 Specimen of stock certificate representing the Registrant's common stock, $.01 par value (Incorporated by reference to Exhibit 4.13 of the Registrant's Form S-1 Registration Statement No. 333-55412).

         4.5 Stockholders' Agreement dated as of May 19, 1998 among the Registrant, Lehman Brothers Merchant Banking Partners II L.P., Lehman Brothers Offshore Investment Partners II L.P., LB I Group Inc., Lehman Brothers Capital Partners III, L.P., Lehman Brothers Capital Partners IV, L.P., Lehman Brothers MBG Partners 1998 (A) L.P. and certain members of the Registrant's management (Incorporated by reference to Exhibit 4.14 of the Registrant's Form S-1 Registration Statement No. 333-55412).

         4.6 Stockholders' Agreement dated as of July 23, 1998 among the Registrant, Lehman Brothers Merchant Banking Partners II L.P., Lehman Brothers Offshore Investment Partners II L.P., LB I Group Inc., Lehman Brothers Capital Partners III, L.P., Lehman Brothers Capital Partners IV, L.P., Lehman Brothers MBG Partners 1998 (A) L.P., Co-Investment Partners, L.P., The Mutual Life Insurance Company of New York and Finlayson Investments Pte Ltd. (Incorporated by reference to Exhibit
                  4.15 of the Registrant's Form S-1 Registration Statement No. 333-55412).

         4.7 Registration Rights Agreement, dated as of December 2001, among the Registrant, Lehman Brothers Merchant Banking Partners II L.P., Lehman Brothers Offshore Investment Partners II L.P., LB I Group Inc., Lehman Brothers Capital Partners III L.P., Lehman Brothers Capital Partners IV L.P., Lehman Brothers MBG Partners (A) L.P., Lehman Brothers MBG Partners
                  (B) L.P. and Lehman MBG Partners (C) L.P. (Incorporated by reference to Exhibit 4.16 of the Registrant's Form 10-K for the nine months ended December 31, 2001).

         4.8 Rights Agreement, dated as of July 24, 2002, between the Registrant and EquiServe Trust Company, N.A., as Rights Agent (which includes the form of Certificate of Designations of Series A Junior Preferred Stock of the Registrant as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C) (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, filed on July 24, 2002).

         4.9 1998 Stock Purchase and Option Plan for Key Employees of the Peabody Energy Corporation.

         5.1 Opinion of Jeffery L. Klinger, Esq. as to the legality of the securities being registered.

     EXHIBIT NO.

         23.1     Consent of Jeffery L. Klinger, Esq. (included in Exhibit 5.1).

         23.2     Consent of Ernst & Young LLP, Independent Auditors.

         24.1     Power of Attorney (set forth on signature page hereto).